                                                                     EXHIBIT 4.5

                                  $225,000,000


                               GENZYME CORPORATION


                 5 1/4% Convertible Subordinated Notes Due 2005


                               PURCHASE AGREEMENT

                                                                    May 19, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
Cowen & Company
Goldman, Sachs & Co.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. Genzyme Corporation, a Massachusetts corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule C hereto (the "Purchasers") U.S.$225,000,000 principal amount of its 5 1/4% Convertible Subordinated Notes Due 2005 (the "Firm Securities") and also proposes to grant to the Purchasers an option, exercisable by Credit Suisse First Boston Corporation ("CSFBC") to purchase an aggregate of up to an additional U.S. $25,000,000 principal amount of its 5 1/4% Convertible Subordinated Notes Due 2005 ("Optional Securities"), each to be issued under an indenture, dated as of May 22, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee. The Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the "Offered Securities." The United States Securities Act of 1933, as amended, is herein referred to as the "Securities Act."
         The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement of even date herewith among the Company and the Purchasers (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the resale of the Offered Securities and the Underlying Shares (as defined below) issuable upon conversion thereof under the Securities Act.

         The Company hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:


         (a) An offering circular (the "Offering Circular") relating to the Offered Securities to be offered by the Purchasers has been prepared by the Company. Such Offering Circular, together with the documents incorporated by reference therein, the documents listed in Schedule A hereto and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". As of the date of this
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Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole or of the Company's General Division ("Genzyme General").

         (c) The only "significant subsidiaries" of the Company, as defined in Rule 1-02(w) of the Commission's Regulation S-X, that are corporations are the subsidiaries of the Company listed on Schedule B hereto (the "Subsidiaries"). Each Subsidiary has been duly incorporated or organized and is existing in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority to own its properties and conduct its business as described in the Offering Document; and each Subsidiary is duly licensed or qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole or of Genzyme General; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and, with respect to each Subsidiary, is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. Except as set forth on Schedule B attached hereto, the Company is the sole record owner, directly or indirectly, of all of the capital stock of each of its Subsidiaries.

         (d) All outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Underlying Shares have been delivered and paid for upon conversion of the Offered Securities in accordance with the Indenture, such Underlying Shares will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive or similar rights with respect to the Underlying Shares. Except as set forth in the


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Offering Document, the Company does not have outstanding, and at the Closing
Date the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, (i) any Offered Securities, or (ii) any shares of capital stock held by it in any Subsidiary, or any such warrants, convertible securities or obligations (except shares issued or issuable pursuant to employee or director benefit plans after the date as of which information with respect thereto is given in the Offering Document).

         (e) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

         (f) Neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole or of Genzyme General; and the Company is not aware of any pending investigation which might lead to such a claim.

         (g) The financial statements included or incorporated in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries, Genzyme General, Genzyme Tissue Repair Division ("GTR") and Genzyme Molecular Oncology Division ("GMO") as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act ("Rules and Regulations") or the rules and regulations of the Commission under the Exchange Act ("Exchange Act Rules and Regulations") to be included or incorporated in the Offering Document. Coopers & Lybrand L.L.P. and Arthur Andersen LLP, who have reported on certain of such financial statements, are independent accountants as required by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable.

         (h) All contracts described in the Offering Document to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

         (i) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium


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and similar laws of general applicability relating to or affecting creditors'
rights and to general equity principles.

         (j) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into shares ("Underlying Shares") of Genzyme General Division Common Stock, par value $.01 per share ("GGD Stock"), in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the shares of GGD Stock outstanding as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

         (k) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the sale of the Offered Securities.

         (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as may be required under state securities laws.

         (m) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter or by-laws (or comparable instruments) of the Company or any such Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

         (n) This Agreement has been duly authorized, executed and delivered by the Company.

         (o) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, conforms in all material respects to the description thereof in the Offering Document and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

         (p) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except


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as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

         (q) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General.

         (r) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General.

         (s) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General. All such intellectual property rights are valid and enforceable and, to the knowledge of the Company and its Subsidiaries, are not being infringed by any third parties which infringement would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General. To the knowledge of the Company, the Company's and its Subsidiaries' present use of any of the intellectual property rights does not infringe on any rights of third parties or conflict with any asserted rights of others that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General.

         (t) The descriptions of the human clinical trials, animal studies and other preclinical tests being conducted by or on behalf of the Company and its Subsidiaries and of any license or similar applications relating to products and services in development contained in the Offering Document (the "Company Studies and Applications") are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results thereof described or referred to in the Offering Document which have not previously been publicly disclosed by Genzyme in a press release. Neither the Company nor any Subsidiary has received any notices or correspondence from the U.S. Food and Drug Administration or any other governmental agency requiring the termination, suspension or a modification which would result in a materially adverse change in any Company Studies and Applications.



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         (u) Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation, by-laws or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound or affected and neither the Company nor any of the Subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit known to such counsel or any statute, rule or regulation applicable to the business or properties of the Company or any of the Subsidiaries, where such violation or default would have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General.

         (v) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities or the issuance of the Underlying Shares upon conversion thereof; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

         (w) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole or of Genzyme General, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (x) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act") ; and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

         (y) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the GGD Stock to facilitate the sale or resale of the Offered Securities.

         (z) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

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                  (aa) Assuming the truth and accuracy of the Purchasers'
         representations contained in Section 4, the offer and sale of the Offered Securities by the Company to the several Purchasers will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, and the resale by the Purchasers pursuant to Section 4(b) hereof will be exempt from the registration requirements of the Securities Act by reason of Rule 144A thereunder and Regulation S thereunder ("Regulation S") and, in connection therewith, it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act".)

                  (bb) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

         (cc) The Company is subject to Section 13 or 15(d) of the Exchange Act.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof plus accrued interest, if any, from May 22, 1998 to the Closing Date (as hereinafter defined) the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule C hereto.

         The Company will deliver against payment of the purchase price the Firm Securities to be offered and sold by the Purchasers (i) in reliance on Rule 144A under the Securities Act (the "Firm 144A Securities") issued in the form of one permanent global security in definitive form without interest coupons deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, and bearing the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document and (ii) in reliance on Regulation S (the "Firm Regulation S Securities") issued in definitive, fully registered form, in such denominations and registered in such names as CSFBC requests and bearing the legend relating thereto set forth under "Transfer Restrictions" in the Offering Document.

         Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of Genzyme Corporation , on May 22, 1998, or at such other time not later than seven full business days thereafter, as CSFBC and the Company determine, such time being herein referred to as the "Closing Date," against (i) delivery to the Trustee as custodian for DTC of the permanent global security in definitive form representing all of the Firm 144A Securities and
(ii) delivery to the Purchasers of definitive fully registered certificates representing all of the Firm Regulation S Securities at the office of Cahill Gordon & Reindel at 9:00 A.M. (New York time). The certificates representing the Firm 144A Securities and the Firm Regulation S Securities will be made available for checking at least 24 hours prior to the First Closing Date.



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         In addition, upon written notice from CSFBC given to the Company not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the number of Firm Securities set forth opposite such Purchaser's name in Schedule C hereto bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Purchasers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised not more than twice and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

         Each time for the delivery of a payment for the Optional Securities, being herein referred to as the "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometime referred to as a "Closing Date"), shall be determined by CSFBC but shall not be later than seven full business days, nor prior to two full business days except in the case of the First Closing Date for any such Optional Closing Date , after written notice of election to purchase Optional Securities is given. The certificates for the Securities evidencing the Optional Securities being purchased on each Optional Closing Date will be in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above offices of Cahill Gordon & Reindel at a reasonable time in advance of such Optional Closing Date.

         Payment for the Optional Securities being purchased on each Optional Closing Date and to be offered and sold by the Purchasers in reliance on Rule 144A (the "Optional 144A Securities") and the Optional Securities being purchased on such Optional Closing Date and to be offered and sold by the Purchasers in reliance on Regulation S (the "Optional Regulation S Securities") shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of Genzyme Corporation at 9:00 A.M. (New York time) on such Optional Closing Date against
(i) delivery to the Trustee as custodian for DTC of a permanent global security in definitive form without coupons representing all of the Optional 144A Securities and (ii) delivery to the Purchasers of definitive fully registered certificates representing all of the Optional Regulation S Securities being purchased on such Optional Closing Date at the office of Cahill Gordon & Reindel, or at such other place or places of CSFBC and the Company shall determine.


         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities as part of its distribution at any time only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time, or (ii) otherwise until one year after the earlier of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Terms used in this subsection (b) have the meanings given to them by Regulation
S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

         (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

         (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation (other than a required filing of a report under the Exchange
Act) without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. CSFBC will notify the Company when its distribution is complete.

         (b) The Company will furnish to the Purchasers copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

         (c) The Company will cooperate with the Purchasers and their counsel in the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

         (d) During the period of five years hereafter, the Company will furnish to CSFBC (and, upon request, to each of the other Purchasers) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFBC (and, upon request, to each of the other Purchasers) (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

         (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

         (f) During the period of two years after the Closing Date the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

         (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act.

         (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the printing of this Agreement, the Offered Securities and the Indenture, and the preparation and printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities ; (iii) the cost of qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities;
(v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities in the event such a rating is requested by the Company; provided, that the Company agrees that in no event will the Purchasers be obligated to pay any such rating agency fees; and
(vii) expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchasers.

         (i) In connection with the Offering, until CSFBC shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         (j) The Company will not offer, sell, contract to sell, announce its intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to (other than pursuant to the Registration Rights Agreement), (i) any shares of its GGD Stock, or securities (other than GTR Stock, GMO Stock or GGD Debentures (as defined in the Offering Circular) into which outstanding GMO Notes (as defined in the Offering Circular) are exchanged in accordance with their terms) convertible into or exchangeable or exercisable for any shares of GGD Stock, other than pursuant to employee and director benefit plans or upon the exercise of outstanding warrants or conversion of the Notes or the GGD Debentures or (ii) any Notes or other United States dollar-denominated debt securities (other than GGD Debentures into which outstanding GMO Notes are exchanged in accordance with their terms), issued or guaranteed by the Company and having a maturity of more than one year from the date of issue without the prior written consent of CSFBC for a period of 90 days after the date of the Offering Document; provided that prior to the expiration of such 90-day period, the Company may engage in any of the foregoing activities in connection with an acquisition using GGD Stock or securities convertible into or exchangeable or exercisable for GGD Stock, provided that the terms of any such acquisition shall not provide for the issuance of any such shares or securities prior to the expiration of such period without the prior written consent of CSFBC.

         (k) The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) The Purchasers shall have received a letter, dated as of the Closing Date, of Coopers & Lybrand LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and to the effect that:

                  (i) in their opinion the financial statements examined by them and incorporated by reference in the Offering Circular and included in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements, if any, incorporated by reference in the Offering Circular and included in the Exchange Act Reports;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements, if any, of the Company, Genzyme General, GTR and GMO, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                             (A) the unaudited financial statements included in
                    the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;


                             (B) at the date of the latest available balance
                    sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock, other than changes due to the issuance of common stock in connection with the exercise of stock options, stock warrants or the employee stock purchase plan, or any increase in long-term debt of the Company and its con-
                  solidated subsidiaries, Genzyme General, GTR or GMO or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets of the Company, Genzyme General, GTR or GMO, as compared with amounts shown on the latest balance sheet included in the Exchange Act Reports; or


                           (C) for the period from the closing date of the
                  latest statements of operations included in the Exchange Act Reports to the closing date of the latest available statements of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges, except in all cases set forth in clauses (iii)(B) and (iii)(C) above for changes, increases or decreases which the Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and


                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information incorporated in the Offering Circular and included in the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries, Genzyme General, GTR or GMO subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) except for changes relating to events described in clauses (ii) (C), (D) and (E) of this paragraph, a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

         (c) The Purchasers shall have received an opinion, dated such Closing Date, of Palmer & Dodge LLP, counsel for the Company, that:

                  (i) Each of the Company and Genzyme Securities Corporation ("GSC") and Deknatel Snowden Pencer, Inc. ("DSP" and together with GSC, the "Domestic Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and the Domestic Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole or of Genzyme General. Each of the Company and the Domestic Subsidiaries has full corporate power and authority to own or lease all the assets described as or known to such counsel to be owned or leased by it and to conduct its business as described in the Offering Document.

                  (ii) The Indenture has been duly authorized, executed and delivered by the Company. The Offered Securities have been duly authorized and executed by the Company. The Offered Securities delivered on such Closing Date conform in all material respects to the description thereof contained in the Offering Document. The Indenture constitutes and, upon authentication, issuance and delivery of the Offered Securities against payment therefor, the Offered Securities delivered on such Closing Date will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) The Offered Securities delivered on such Closing Date are convertible into the Underlying Shares of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable. The outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive or similar right.

                  (iv) The stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

                  (v) Except as disclosed in the Offering Document or pursuant to the agreements listed on Schedule C, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act to include shares of GGD Stock in the securities registered pursuant to a registration statement filed by the Company under the Act.

                  (vi) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issu-ance, transfer, sale or delivery of the Offered Securities by the Company in the manner contemplated by this Agreement or the issuance of the Underlying Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, except such as may be required under state securities laws.

                  (vii) The authorized capital stock of the Company is as set forth in the Offering Document. The description of the Company's capital stock and the Underlying Shares contained in the Offering Document conforms in all material respects to the terms thereof contained in the Company's articles of organization.

                  (viii) No registration under the Act of the Offered Securities is required in connection with the sale of the Offered Securities to the several Purchasers as contemplated by this Agreement and the Offering Document or in connection with the initial resale of the Offered Securities by the Purchasers in accordance with Section 4 of this Agreement, and prior to the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Offered Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act or (B) that the offer or sale of the Offered Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Company's representations contained in this Agreement regarding the absence of general advertising or general solicitation in connection with the sale of such Offered Securities to the Purchasers and the initial resale thereof, and (iii) the accuracy of the Purchasers' representations set forth in Section 4 of this Agreement and the due performance by the Purchasers of their agreements set forth in that section.

                  (ix) Such counsel has participated in the preparation of the Offering Document. Except as explicitly provided in such opinion, such counsel has not undertaken to verify independently the facts disclosed in the Offering Document (including any documents incorporated by reference therein). However, in the course of such participation, nothing has come to such counsel's attention which has caused them to believe that, as of the date hereof and as of such Closing Date, the Offering Document, or any amendment or supplement thereto including any documents incorporated by reference into the Offering Document, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (except that such counsel need express no opinion as to financial statements, schedules and other financial or statistical data contained in the Offering Document or incorporated by reference therein).

                  (x) Such counsel has reviewed all contracts or other agreements referred to in the Offering Document (including the contracts referred to in the documents incorporated by reference therein set forth in such opinion, as agreed upon between such counsel and counsel for the Purchasers and the descriptions thereof (insofar as such descriptions constitute a summary of the legal matters referred to therein) are accurate in all material respects (except that such counsel need express no opinion as to any descriptions thereof appearing in the financial statements, schedules and other financial or statistical data contained in the Offering Document or incorporated by reference therein). Such counsel does not know of any contracts or other documents required to be filed as an exhibit to any document incorporated by reference in the Offering Circular which have not been so filed.

                  (xi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

                  (xii) The execution, delivery and performance of the Indenture and this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms of this Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or GSC pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of the Domestic Subsidiaries, or, to the knowledge of such counsel, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or GSC is a party or by which either the Company's or GSC's respective properties is bound or affected, or any judgment, ruling, decree or order known to such counsel or any statute, rule, order or regulation applicable to the business or properties of the Company or GSC. The opinion regarding violations of contracts of the Company may be limited to violations that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or that would have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole or of Genzyme General. In addition, such counsel need not express any opinion as to the securities or Blue Sky laws of any jurisdiction other than the United States.

                  (xiii) Delivery of the Offered Securities will pass valid and marketable title thereto free and clear of any liens, encumbrances or claims to the Purchasers if they have purchased such Offered Securities in good faith without knowledge or reason to know of any adverse claims thereto and such counsel is not aware of any adverse claim with respect thereto.

                  (xiv) Such counsel is not aware of any legal or governmental proceeding pending or threatened against the Company or the Subsidiaries of a character required to be disclosed in the Offering Circular or any document incorporated therein by reference by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, other than those that may be described therein, nor is such counsel aware of any such proceeding in which an unfavorable ruling, decision or finding might individually or in the aggregate materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

                  (xv) The Company is not and, after giving effect to the offering and sale of the Offered Securities, including the issuance of the Underlying Shares upon conversion of the Offered Securities, and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         In rendering the foregoing opinion, such counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Purchasers' counsel) of other counsel reasonably acceptable to Purchasers' counsel as to matters governed by the laws of ju-risdictions other than the United States, the Commonwealth of Massachusetts or the General Corporation Law of the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Purchasers are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Purchasers on the Closing Date. Such counsel may state that they are not passing upon any matters relating to patents, trademarks or state and federal laws relating to the provision of human health care products and services. For purposes of the opinion set forth in the last sentence of paragraph (iii), such counsel may assume that all of the shares issued under the Company's employee and director stock plans have been issued in compliance with the terms of such plans and all shares issued upon the exercise of warrants have been issued in compliance with the terms of such warrants. Such counsel may also state that their opinion on enforceability of the Indenture and the Notes is rendered as if Massachusetts law applied to such agreements.


         (d) The Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (e) The Purchasers shall have received a certificate, dated as of such Closing Date, of the President or the Executive Vice President and Chief Legal Officer and, a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Exchange Act Reports, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Exchange Act Reports or as described in such certificate.

         (f) The Purchasers shall have received a certificate, dated the Closing Date, of the principal financial or accounting officer of DSP in which such officer shall state that, to the best of his knowledge after reasonable investigation, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of this Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of DSP pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the charter or by-laws of DSP or, to the knowledge of such officer, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which DSP is a party or by which its properties is bound or affected, or any judgment, ruling, decree or order known to such officer or any statute, rule or regulation applicable to the business or properties of DSP, other than the securities or blue sky laws of any jurisdiction other than the

         United States or the varying states therein, except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, addressed to the Purchasers and signed by Peter Wirth, in his capacity as Executive Vice President and Chief Legal Officer of the Company, in form and substance acceptable to the Purchasers relating to the Company's annual report on Form 10-K.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchasers through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchasers consists of the following information in the Offering Document: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning over-allotments and stabilizing on the inside front cover page and information contained in the third sentence of the second paragraph, the sixth and eighth paragraphs, the third sentence of the ninth paragraph and the eleventh paragraph under the caption "Plan of Distribution."

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. An indemnifying party will not be liable for any settlement of any action or claims effected without its written consent; provided, however, that such consent will not be unreasonably withheld.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (C), (D) or (E) of
Section 6(b)(ii), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse First Boston Corporation, at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One Kendall Square, Cambridge, MA 02139, Attention: Chief Financial Officer.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to en-force the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         12. Representations of Purchasers. CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

                              Very truly yours,
                              GENZYME CORPORATION


                              By: /s/ Henri A. Termeer
                                  ---------------------------------------------
                                  Name:  Henri A. Termeer
                                  Title:  President and Chief Executive Officer

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
COWEN & COMPANY
GOLDMAN, SACHS & CO.


         By: CREDIT SUISSE FIRST BOSTON CORPORATION


         By: /s/ W. Robert Dahl
             --------------------------
             Name:  W. Robert Dahl
             Title:  Managing Director

                                   SCHEDULE A


                                      NONE.

                            SCHEDULE B


                 Subsidiary                                   % Owned by Genzyme
                 ----------                                   ------------------
    Deknatel, Snowden, Pencer, Inc.                                  100%
    Genzyme BV                                                       100%
    Genzyme Limited                                                  100%
    Genzyme Securities Corporation                                   100%


                                   SCHEDULE C


                                   Purchasers             Principal Amount of
                                   ----------               Firm Securities
                                                          -------------------
Credit Suisse First Boston Corporation.................     $180,000,000
Cowen & Company........................................       22,500,000
Goldman, Sachs & Co....................................       22,500,000
                                                            ------------
                                    Total..............     $225,000,000
                                                            ============